Clay Thomas, P.C.

Certified Public Accountant

8302 Hausman Road West

No. 518

San Antonio, Texas 78249

(210) 908-9536 (office)

(210) 908-9344     (fax)

To the Board of Directors

iVoice Ideas, Inc.

Austin, Texas

CONSENT OF INDEPENDENT ACCOUNTANTS

I hereby consent to the incorporation by reference in this Annual Report for the period of inception through December 31, 2011, and for the periods ending December 31, 2010 and 2011 of my audit report dated February 19, 2012 and to the inclusion in its Registration Statement on Form S-1, Amendment 3 (Filing No. 333-178471) dated February 24, 2012 relating to the financial statements and financial statement schedules for the periods ended December 31, 2011, 2010 and from inception to December 31, 2011 listed in the accompanying index.

I also consent to the company’s reference to me as an expert within the registration statement.

Respectfully,

//s//Clay Thomas

Clay Thomas, P.C.

Houston, Texas

February 19, 2012

/s/ Clay Thomas, P.C.

www.claythomaspc.com

Houston, Texas

December 8, 2011

clay.thomas@claythomaspc.com

www.claythomaspc.com

Clay Thomas, P.C.

Certified Public Accountant

clay.thomas@claythomaspc.com

www.claythomaspc.com